UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 11, 2006 (October 6, 2006)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19 West 44th Street, Suite 507, New York, New York 10036

(Address of principal executive offices, including zip code)

(212) 730-7540

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 6, 2006, we entered into an Exchange Agreement (the “Exchange Agreement”) with BCE Inc. (“BCE”), in which we agreed to purchase from BCE and/or its designated subsidiaries 100% of the outstanding equity interests of TMI Communications Delaware, Limited Partnership (“TMI”), a Delaware limited partnership wholly-owned by BCE, in exchange for 21,393,355 shares of our non-voting common stock, par value $0.01 per share, exchangeable in certain circumstances for an equal number of shares of our common stock. TMI owns approximately 7.6 million limited partnership interests in Mobile Satellite Ventures LP (“MSV”) and the corresponding shares in Mobile Satellite Ventures GP Inc. (“MSV GP”), MSV’s general partner. A copy of the Exchange Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. We also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 6, 2006, with BCE, pursuant to which we agreed to file a registration statement with the SEC relating to the resale of 21,393,355 shares of our common stock issued to BCE pursuant to the Exchange Agreement. A copy of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events.

On October 9, 2006, we issued a press release announcing that we have entered into definitive agreements with BCE to acquire BCE’s stake in MSV. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d)	Exhibits.

Number	Description

10.1	Exchange Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc.

10.2	Registration Rights Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc.

99.1	Press Release of SkyTerra Communications, Inc., dated October 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 11, 2006

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ ROBERT C. LEWIS
Name:	Robert C. Lewis
Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Exchange Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc.

10.2	Registration Rights Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc.

99.1	Press Release of SkyTerra Communications, Inc., dated October 9, 2006.

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